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                                                                    Exhibit 21.1

                    SUBSIDIARIES OF PARK BROADCASTING, INC.

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                                                          State of Incorporation
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PARK BROADCASTING, INC.                                      Delaware
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     1.  Birmingham Television Corporation                   Alabama
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     2.  Roy H. Park Broadcasting, Inc.                      Delaware
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     3.  Park Broadcasting of Kentucky, Inc.                 Kentucky
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     4.  Park Broadcasting of Louisiana, Inc.                Louisiana
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     5.  Roy H. Park Broadcasting of Roanoke, Inc.           Virginia
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     6.  Roy H. Park Broadcasting of Tennessee, Inc.         Tennessee
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     7.  Roy H. Park Broadcasting of Tri-Cities, Inc.        Tennessee
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     8.  Roy H. Park Broadcasting of Utica-Rome, Inc.        New York
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     9.  Park of Montgomery I, Inc.                          Alabama
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     10. Park of Montgomery II, Inc.                         Alabama
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     11. Park Broadcasting of Florida, Inc.                  Florida
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     12. Park Radio of Greater New York, Inc.                New Jersey
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     13. Park Broadcasting of Iowa, Inc.                     Iowa
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         a.  Park Radio of Iowa, Inc.                        Iowa
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     14. Roy H. Park Broadcasting of Midwest, Inc.           South Dakota
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     15. Roy H. Park Broadcasting of Minnesota, Inc.         Minnesota
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     16. Roy H. Park Broadcasting of Oregon, Inc.            Oregon
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     17. Contemporary FM, Inc.                               Oregon
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     18. Roy H. Park Radio, Inc.                             North Carolina
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     19. Roy H. Park FM Broadcasting of East Carolina, Inc.  North Carolina
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     20. Roy H. Park Broadcasting of Syracuse, Inc.          New York
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     21. Roy H. Park Broadcasting of Washington, Inc.        Washington
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